As filed with the Securities and Exchange Commission on July 20, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOTHERLY HOTELS INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	20-1531029
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

Telephone: (757) 229-5648

(Address, including zip code, and telephone number of Principal Executive Offices)

2022 Long-Term Incentive Plan

(Full Title of the Plan)

David R. Folsom

Chief Executive Officer

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

(757) 229-5648

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to: Thomas J. Egan, Jr. Esq. Baker & McKenzie LLP 815 Connecticut Avenue, NW Washington, DC 20006 (202) 452-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934).

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Sotherly Hotels Inc. (the “Registrant”) files this registration statement on Form S-8 (the “Registration Statement”) with respect to its recently adopted 2022 Long-Term Incentive Plan (the “Plan”). The Plan replaces the Registrant’s 2013 Long-Term Incentive Plan (the “2013 Plan”), with respect to which the Registrant filed, on November 8, 2013 a registration statement on Form S-8 (Registration No. 333-192213) (the “2013 Registration Statement”). Concurrently with its filing of this Registration Statement, the Registrant is filing a post-effective amendment to the 2013 Registration Statement to deregister 4,840 of the 750,000 shares of common stock originally registered with respect to the 2013 Plan.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Part I, Item 1 of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

As noted above, the documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plan as specified under Rule 428(b)(1) under the Securities Act.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference and are deemed to be a part hereof from the date of the filing of such documents:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

(c) The Registrant’s Current Reports on Form 8-K, filed with the SEC on February  11, 2022; March  2, 2022; April  5, 2022; April  20, 2022; April  27, 2022 (as to Items 1.01 and 9.01); April  27, 2022 (as to Item 5.07); May  2, 2022; May  25, 2022; June  6, 2022, June  14, 2022 and June 29, 2022 (other than the portions of such documents or other exhibits thereto deemed not to be filed);

(d) The description of Common Stock contained in Exhibit 4.4 of the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 25, 2022, including any amendment or description filed for the purpose of updating such description.; and

(e) All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities. Not applicable.

Item 5. Interests of Named Experts and Counsel. Not applicable.

Item 6. Indemnification of Directors and Officers.

Our charter limits the liability of our directors and officers for money damages to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person by reason of his or her status as a present or former director or officer.

Maryland law permits us to indemnify our present and former directors and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding; and

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty; or

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a derivative action. Maryland law requires us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by or on behalf of the director or officer to repay the amount reimbursed if the standard of conduct is not met.

We have entered into indemnification agreements with our directors and executive officers that provide for indemnification of such persons to the fullest extent permitted under Maryland law.

The partnership agreement of our operating partnership provides for indemnification of officers, directors and employees of our operating partnership, as well as our indemnification, along with our employees, officers and directors.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

Item 7. Exemption from Registration Claimed. Not applicable.

Item 8. Exhibits.

4.1*	Articles of Amendment and Restatement of the Registrant (incorporated by reference to the document previously filed as Exhibit 3.1 to the Registrant’s Pre-Effective Amendment No. 1 to its Registration Statement on Form S-11 filed with the SEC on October 20, 2004 (File No. 333-118873)).

4.2*	Articles of Amendment to the Articles of Amendment and Restatement of the Registrant, effective as of April 16, 2013 (incorporated by reference to the document previously filed as Exhibit 3.7 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 16, 2013).

4.3*	Articles of Amendment to the Articles of Amendment and Restatement of the Registrant, effective as of August 12, 2016 (incorporated by reference to the document previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 15, 2016).

4.4*	Articles of Amendment to the Articles of Amendment and Restatement of the Registrant, effective as of April 12, 2019 (incorporated by reference to the document previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 16, 2019).

4.5*	Second Amended and Restated Bylaws of the Registrant, effective as of April 16, 2013 (incorporated by reference to the document previously filed as Exhibit 3.8 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 16, 2013).

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of FORVIS, LLP.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

99.1	Sotherly Hotels Inc. 2022 Long-Term Incentive Plan.

107	Filing Fee Table.

*	Incorporated by reference

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(signatures on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsburg, Commonwealth of Virginia, on the 20th day of July, 2022.

Sotherly Hotels Inc.

By:	/s/ DAVID R. FOLSOM
David R. Folsom
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby appoints Andrew M. Sims and David R. Folsom, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement, and to sign any and all additional registration statements relating to the same offering of securities that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ DAVID R. FOLSOM	President, Chief Executive Officer and Director	July 20, 2022
David R. Folsom	(Principal Executive Officer of Sotherly Hotels Inc.)

/s/ ANDREW M. SIMS	Chairman of the Board of Directors	July 20, 2022
Andrew M. Sims

/s/ ANTHONY E. DOMALSKI	Chief Financial Officer of Sotherly Hotels Inc. (Principal Financial Officer and Principal Accounting Officer of Sotherly Hotels Inc.)	July 20, 2022
Anthony E. Domalski

/s/ SCOTT M. KUCINSKI		July 20, 2022
Scott M. Kucinski	Executive Vice President and Chief Operating Officer

/s/ HERSCHEL J. WALKER		July 20, 2022
Herschel J. Walker	Director

/s/ MARIA L. CALDWELL		July 20, 2022
Maria L. Caldwell	Director

/s/ EDWARD S. STEIN		July 20, 2022
Edward S. Stein	Director

/s/ ANTHONY C. ZINNI		July 20, 2022
Anthony C. Zinni	Director

/s/ G. SCOTT GIBSON IV		July 20, 2022
G. Scott Gibson IV	Director